Exhibit 99.2

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES FIRST QUARTER 2014 CONSOLIDATED FINANCIAL RESULTS

May 7, 2014 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced consolidated financial results for the first quarter (“Q1”) ended March 31, 2014.

First Quarter 2014 Highlights

•	Revenue of $87.7 million, up 3.4% from Q1 2013 revenue of $84.8 million

•	Gross profit of $19.7 million, or 22.5% of revenues

•	Gross margin, excluding depreciation expense, of 26.5%

•	Modified EBITDA of $13.7 million, or 15.6% of revenues

•	Contracted backlog of $322.3 million, as of March 31, 2014, up 60.6% from $200.7 million on March 31, 2013

•	Four project awards totaling $70.0 million announced

•	Signed strategic agreement to create future opportunities in Mexico

Brian Beatty, President and CEO of SAE, commented, “We are very pleased with the performance and results we produced during the first quarter. Despite having faced some broader market pressure in Canada during this past winter season, our team of talented and experienced professionals rallied behind major projects in South America and Alaska to perform at the level necessary to produce strong results for Q1.”

Mr. Beatty continued, “We remain very confident in our ability to capture additional revenue and produce consistent growth and profitability throughout the remainder of the year. With our expectation for continued international exploration spending in our key markets, we reaffirm our previously disclosed guidance for 2014. South America and Alaska represent the key regions expected to be responsible for this growth, along with the potential for Southeast Asia and Africa to be catalysts for further growth. These regions continue to exhibit stronger than normal levels of demand for logistical and seismic services.”

Mr. Beatty concluded, “As a component of our ongoing transition to a public company, our top priorities in 2014 will include a focus on improving our financial performance through attaining a lower cost of capital and a more efficient tax structure. We are well positioned internationally in key growth areas around the world. Our diversification and strategic focus on these new and underdeveloped areas should continue to benefit our stockholders as we look to maximize growth through optimizing our utilization of available resources and equipment.”

First Quarter 2014 Financial Results

Revenues increased 3.4% to $87.7 million from $84.8 million in Q1 2013. Revenue growth during the quarter was primarily due to major projects in South America partially offset by lower revenue from smaller projects in North America and Southeast Asia.

Gross profit was $19.7 million, or 22.5% of revenues, compared to gross profit of $20.0 million, or 23.6% of revenues, in Q1 2013. The slight reduction in gross profit was the result of the lower level of seismic activity in Canada during this past winter season. This regional decline in demand for seismic services caused some pressure on overall gross margins for the period. Gross profit for both Q1 2014 and Q1 2013 included depreciation expense of $3.5 million. Excluding depreciation, gross margins for Q1 2014 and Q1 2013 were 26.5% and 27.7%, respectively.

Selling, general and administrative (“SG&A”) expenses were $9.4 million compared to $7.5 million in Q1 2013. The increase in SG&A was primarily due to additional expenses associated with being a public company. These costs included hiring additional accounting and financial staff, the fees and expenses related to issuing the public filings during the quarter, and the additional costs of outside consultants, attorneys and auditors to satisfy public company requirements.

Operating income was $10.0 million compared to $12.2 million in Q1 2013.

Interest expense increased to $4.0 million from $3.4 million in Q1 2013, due to increased amortization of deferred financing costs associated with SAE’s senior credit facility.

Provision for income tax expense rose to $3.8 million in Q1 2014, which is a consolidated effective tax rate of 72.0%. This amount and the effective rate is partially the result of the valuation allowance projected for 2014. Current period foreign and state tax expense related to operating activities during the quarter was $2.2 million, representing a tax rate from operations for the quarter of approximately 41.4% on a normalized basis. The Company continues to analyze strategic alternatives to reduce the consolidated effective tax rate by minimizing the impact of future changes to the deferred tax asset. SAE expects its 2014 consolidated effective tax rate to remain consistent with Q1 2014, mostly due to the time it is expected to implement the necessary structural adjustments.

Net income attributable to SAE was $0.7 million, or $0.05 per diluted share, compared to net income of $5.9 million, or $0.91 per diluted share, in Q1 2013. The decline in net income was due to a number of primary factors in Q1 2014, including:

•	Much higher than normal effective tax rate;
•	Increased SG&A expenses;
•	Higher interest expense; and
•	The unrealized loss on the change in fair value of notes payable to Former SAE stockholders.

Weighted average diluted shares outstanding for Q1 2014 rose to 14.9 million from approximately 6.5 million in Q1 2013, due primarily to the issuance of shares to Former SAE stockholders in the merger in June 2013, the warrant exchange that was completed in Q1 2014 and the issuance of common stock to the Company’s non-employee directors under the 2013 Non-Employee Director Share Incentive Plan.

Modified EBITDA was $13.7 million, or approximately 15.6% of revenues, compared to $15.4 million, or approximately 18.2% of revenues, in Q1 2013.

Capital expenditures were $2.1 million, compared to $1.7 million in Q1 2013.

On March 31, 2014, cash and cash equivalents totaled $13.4 million, working capital was $32.3 million, total long-term debt was $93.1 million, and stockholders’ equity totaled $12.3 million.

Current Backlog

The Company’s backlog remains strong and provides enhanced visibility into 2015. As of March 31, 2014, SAE’s backlog was $322.3 million, an increase of approximately 60.6% from $200.7 million on March 31, 2013. Approximately 62.5% and 37.5% of the current backlog represents contracted projects in South America and North America, respectively.

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SAE anticipates approximately 73.0% of the $322.3 million in backlog will be realized during the last nine months of 2014 and the remainder during 2015. However, the approximate estimations of realization from the backlog can be impacted by a number of factors, including customer delays or cancellations, permitting or project delays and environmental conditions.

SAE is actively pursuing a number of large projects that will, if awarded, supplement its current backlog as the year progresses.

Investor Conference Call

SAE will host a conference call on Thursday, May 8, 2014 at 10:00 a.m. Eastern Time to discuss the Company’s unaudited consolidated financial results for the first quarter ended March 31, 2014. Participants can access the conference call by dialing (855) 433-0934 (toll-free) or (484) 756-4291 (international). The Company will also offer a live webcast of the conference call on the Investors section of its website at www.saexploration.com.

To listen live via the Company’s website, please go to the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. A replay of the webcast for the conference call will be archived on the Company’s website and can be accessed by visiting the Investors section of SAE’s website.

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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SAExploration Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenue from services	$87,662	$84,766
Direct operating expenses, including depreciation expense of $3,526 and $3,510 for the three months ended March 31, 2014 and 2013, respectively	67,954	64,768
Gross profit	19,708	19,998
Selling, general and administrative expenses	9,380	7,466
Depreciation and amortization	327	265
Loss on sale of assets	22	61
Income from operations	9,979	12,206
Other income (expense):
Change in fair value of notes payable to related parties	(507)	—
Interest expense, net	(4,030)	(3,385)
Foreign exchange loss, net	(294)	(457)
Other, net	148	(137)
Total other expense, net	(4,683)	(3,979)
Income before income taxes	5,296	8,227
Provision for income tax expense	3,812	2,365
Net income	$1,484	$5,862
Less: income attributable to non-controlling interest	(786)	—
Net income attributable to the Corporation	$698	$5,862

Basic and diluted earnings per share:
Weighted average basic shares outstanding	14,150	6,322
Earnings per share – basic	$0.05	$0.93
Weighted average diluted shares outstanding	14,871	6,457
Earnings per share – diluted	$0.05	$0.91

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SAExploration Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,403	$17,351
Restricted cash	577	638
Accounts receivable	74,091	40,928
Deferred costs on contracts	10,627	3,190
Prepaid expenses	8,229	4,619
Deferred tax asset, net	1,256	1,371
Total current assets	108,183	68,097
Property and equipment, net	62,355	64,572
Intangible assets, net	1,190	1,260
Goodwill	2,079	2,150
Deferred loan issuance costs, net	8,403	9,115
Deferred tax asset, net	720	743
Other assets	45	13
Total assets	$182,975	$145,950
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,406	$16,511
Accrued liabilities	6,831	3,124
Income and other taxes payable	6,004	7,073
Accrued payroll liabilities	8,267	4,497
Notes payable – current portion	800	800
Notes payable to related parties	—	500
Deferred revenue – current portion	18,167	7,927
Deferred tax liabilities – current portion	69	69
Capital leases – current portion	365	485
Total current liabilities	75,909	40,986
Long-term portion of notes payable, net	80,230	79,888
Long-term portion of notes payable to related parties, at fair value	12,913	12,406
Long-term portion of capital leases	543	618
Deferred tax liabilities, net	1,084	1,114
Total liabilities	170,679	135,012
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000 authorized shares and no outstanding shares	—	—
Common stock, $0.0001 par value, 55,000 shares authorized, and 14,871 and 13,429 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	27,985	27,485
Retained deficit	(13,813)	(14,511)
Accumulated other comprehensive loss	(2,709)	(2,083)
Total Corporation stockholders’ equity	11,465	10,893
Non-controlling interest	831	45
Total stockholders’ equity	12,296	10,938
Total liabilities and stockholders’ equity	$182,975	$145,950

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SAExploration Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013

Net income	$1,484	$5,862
Other items of comprehensive income (loss), foreign currency translation	(626)	(703)
Total comprehensive income	858	5,159
Less: comprehensive income attributable to non-controlling interest	(786)	—
Total comprehensive income attributable to the Corporation	$72	$5,159

SAExploration Holdings, Inc. and Subsidiaries
CONSOLIDATED REVENUES BY REGION
(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013

North America	$31,599	$41,311
South America	55,313	31,559
Southeast Asia	750	11,896
Total	$87,662	$84,766

SAExploration Holdings, Inc. and Subsidiaries
RECONCILIATION OF MODIFIED EBITDA
(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013

Net income	$1,484	$5,862
Depreciation, amortization, and amortization of loan issuance costs	4,604	4,395
Interest expense, net (1)	3,279	2,765
Unrealized loss on change in fair value of notes payable to related parties	507	—
Provision for income tax expense	3,812	2,365
Modified EBITDA	$13,686	$15,387

(1)	Excludes $751 and $620 of amortization of loan issuance costs which are included in depreciation and amortization in the three months ended March 31, 2014 and 2013, respectively.

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Modified EBITDA (arrived at by taking earnings before interest, taxes, depreciation and amortization, and non-recurring expenses) is not derived in accordance with generally accepted accounting principles (“GAAP”). EBITDA is a key metric SAE uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. SAE considers EBITDA important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA enables SAE’s Board of Directors and management to monitor and evaluate the business on a consistent basis. SAE uses EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The presentation of EBITDA should not be construed as an inference that SAE’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

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